Pricing Supplement No. ETN-22/A2† To the Prospectus Supplement dated June 30, 2017 and the Prospectus dated June 30, 2017	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-218604-02 September 12, 2018
1,200,000* Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes (ETNs) due May 11, 2028** Linked to the STOXX® Europe 50 USD (Gross Return) Index

General

•	The ETNs are designed for investors who seek a quarterly rebalanced leveraged return linked to the performance of the STOXX® Europe 50 USD (Gross Return) Index (the “Index”), an index composed of the equity securities of 50 European companies selected from within the STOXX® Europe 600 Index. The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the Index, reduced by the applicable ETN Fees. As a result, investors will benefit from two times any positive quarterly rebalanced performance of the Index, and will be exposed to two times any negative quarterly rebalanced performance of the Index, in each case reduced by the application of the Investor Fee, Exposure Fee and Rebalance Fee, and any applicable Early Redemption Charge and/or Acceleration Fee (collectively, the “ETN Fees”). The ETNs have a Leverage Factor of 2.0, but the ETNs’ effective leverage at any given time will vary with changes in the Indicative Value of the ETNs since the most recent Rebalance Event.
•	The ETNs do not guarantee any return of your initial investment. Investors should be willing to forgo interest payments and, if the Index declines, be willing to lose up to 100% of their investment. A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value and no Acceleration Event has occurred on such day. The leverage of the ETNs will be reset with each Rebalance Event and a Rebalance Fee will apply. In addition, the ETNs will be subject to Automatic Acceleration if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or an Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value. An Acceleration Fee will apply in the case of an Automatic Acceleration. If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing May 11, 2028, unless the maturity is extended at our option, as described below.** Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). Any further issuances of the ETNs will have the same CUSIP number as, and will trade interchangeably with, the ETNs upon settlement. Any further issuances and sales will increase the outstanding number of the applicable ETNs, which increase may be offset by early redemptions. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.
•	An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the performance of the Index, subject to any additional resetting based on the Closing Indicative Value, but any return on the ETNs over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The denomination and stated principal amount of each ETN is $100.00. The initial Indicative Value on the Inception Date was $100.00 (the “Initial Indicative Value”). ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.
•	The initial issuance of ETNs priced on May 10, 2018 (the “Inception Date”) and settled on May 15, 2018 (the “Initial Settlement Date”).
•	The ETNs are subject to early redemption or acceleration, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.
•	The ETNs are currently listed on NYSE Arca under the ticker symbol “FEUL”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange.
•	No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.
•	We expect that the ETNs will be purchased initially by a single investor, and such investor is expected to hold a substantial majority of the ETNs at any given time during the term of the ETNs. There is no obligation for such investor to continue to hold any of the ETNs. Accordingly, the liquidity of the ETNs may be materially affected by the decisions of a single holder of the ETNs.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” on page PS-28 in this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-22/A dated May 15, 2018. We refer to this amended and restated pricing supplement as the “pricing supplement.”

* Reflects the number of ETNs offered hereby. As of September 7, 2018, there were 3,800,000 ETNs ($380,000,000 in stated principal amount) issued and outstanding. ETNs may be issued and sold from time to time through CSSU and one or more dealers purchasing as principal through CSSU at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. Sales of the ETNs will also be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to CSSU or any other agent.

If there is a substantial demand for the ETNs, we may issue and sell additional ETNs to CSSU, and CSSU may sell such ETNs to investors and dealers, frequently. However, we and CSSU are under no obligation to issue or sell additional ETNs at any time, and if we and CSSU do issue and sell additional ETNs, we or CSSU may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

** The scheduled Maturity Date is initially May 11, 2028, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.

Credit Suisse Securities (USA) LLC (“CSSU”), an affiliate of ours, is the agent for this offering. We sold to an affiliate a portion of the ETNs on the Inception Date and received proceeds equal to 100% of their stated principal amount as of the Inception Date. CSSU may offer and sell the ETNs from time to time as principal to investors and to dealers at a price based on the Indicative Value at the time of sale. At any time we price the sale of the ETNs after the date hereof, we expect to receive proceeds equal to 100% of the Indicative Value of such ETNs at such time, less any commissions paid to CSSU or any other agent. Dealers may in turn offer and sell ETNs to investors at prevailing market prices or at negotiated prices at the time of sale. For any ETN we issue to CSSU on or after the date hereof, CSSU is expected to charge an issuance fee of up to approximately 0.10% times the Closing Indicative Value of such ETNs on the date on which we price such ETNs; provided, however that CSSU may from time to time increase or decrease the issuance fee. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the ETN Fees. In addition, if you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) 0.10% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. CSSU and its affiliates may also profit from expected hedging activity related to these offerings, even if the value of the ETNs declines. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

September 12, 2018

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Inception Date:	May 10, 2018
Initial Settlement Date:	May 15, 2018
Valuation Date***:	The Final Valuation Date, any Early Redemption Valuation Date and the Accelerated Valuation Date, if applicable, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event or an extension of the Maturity Date as described herein.
Final Valuation Date:	May 8, 2028, or, if such date is not a Trading Day, the next following Trading Day. If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended.
Final Valuation Period:	The Final Valuation Period shall be the five consecutive Trading Days ending on and including the Final Valuation Date.
Maturity Date:	If not previously redeemed or accelerated, the ETNs will mature on May 11, 2028 or on the Maturity Date as extended, as described herein, in each case subject to postponement if such date is not a Business Day or in the event of a Market Disruption Event.
Index:	The return on the ETNs is linked to a leveraged participation in the performance of the STOXX® Europe 50 USD (Gross Return) Index. The Index is composed of the equity securities of 50 “blue-chip” European companies by free-float market capitalization (each, an “Index Component”) selected from within the STOXX® Europe 600 Index (the “Parent Index”). The Parent Index contains the 600 largest companies traded on the major exchanges of 17 European countries: Austria, Belgium, Czech Republic, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Index is calculated, maintained and published by the Index Sponsor, which launched the Index on March 27, 2012. For more information on the Index, see “The Index” in this pricing supplement.
Index Sponsor:	STOXX Limited
Initial Index Level:	1645.12, the Closing Level of the Index on the Inception Date.
Closing Level of the Index:	The Closing Level of the Index on any ETN Business Day will be the official closing level of the Index published on Bloomberg under the ticker symbol “SX5PGV <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level of the Index as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.” As of the date of this pricing supplement, the intraday level of the Index is reported on Bloomberg under the ticker symbol “SX5PGV <Index>” between 3:00 a.m., New York City time and approximately 11:50 a.m., New York City time on each Index Business Day, each such time subject to adjustment for daylight saving time, as applicable.
CUSIP | ISIN Number:	22539U107 | US22539U1079
Payment at Maturity:

If your ETNs have not previously been redeemed or accelerated, on the Maturity Date you will receive for each ETN a cash payment equal to the arithmetic average, as determined on the Final Valuation Date by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Final Valuation Period.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

(Key Terms continued on next page)

Closing Indicative Value:

The Closing Indicative Value for the ETNs on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours (as defined herein) or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date (as defined herein), from the Closing Level of the Index on the most recent Rebalance Trigger Date.

The Closing Indicative Value on any ETN Business Day is based on the Closing Level of the Index on that ETN Business Day. The Closing Level of the Index on each ETN Business Day is determined based on the closing prices of the Index Components on such day and is typically published shortly after 4:30 p.m., London time. Accordingly, the Closing Indicative Value will be published at or around 4:50 p.m., London time, which corresponds to approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable. Therefore, the Closing Indicative Value will be determined several hours before the close of trading for the ETNs on NYSE Arca at 4:00 p.m., New York City time.

The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market and may vary significantly from such prices. The trading price of the ETNs at any time may vary significantly from the Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. See “Description of the ETNs.”

If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Rebalanced Indicative Value:	The initial Rebalanced Indicative Value will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.
Stated Principal Amount per ETN:	$100.00
Intraday Indicative Value:

The Intraday Indicative Value for the ETNs is designed to approximate the economic value of the ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value is not expected to change during hours when live Index values are not being published and will likely remain static during such time.

If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours (as defined herein) or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Intraday Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. See “Description of the ETNs.”

(Key Terms continued on next page)

Indicative Value:

The Indicative Value for the ETNs is the Closing Indicative Value or the Intraday Indicative Value, as applicable. The Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FEULIV” and the Yahoo! Finance symbol “^FEUL-IV”.

The Indicative Value for the ETNs is designed to reflect the economic value of the ETNs at a given time. The Indicative Value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market at any time may vary significantly from their Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined.

Investors can compare the trading price (if such concurrent trading price is available) of the ETNs against the Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs. Investors are cautioned that paying a premium purchase price over the Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration. It is also possible that the ETNs will trade in the secondary market at a discount below the Indicative Value and that investors would receive less than the Indicative Value if they had to sell their ETNs in the market at such time.

Splits; Reverse Splits:	If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined.
IV Calculation Agent:	We have appointed ICE Data Indices, LLC to calculate and publish the Closing Indicative Value and the Intraday Indicative Value of the ETNs.
Calculation Agent:	Credit Suisse International (“CSi”). The Calculation Agent will perform certain calculations described in this pricing supplement, such as determining the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events, the Reference Rate and any Successor Index.
Index Amount:	The Index Amount for the ETNs on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.
Index Units:	On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.
Leverage Factor:	2.0
Investor Fee:

On any ETN Business Day following the Inception Date, the Investor Fee will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 1.00% times (3) the Day Count Fraction.

(Key Terms continued on next page)

Exposure Fee:

On any ETN Business Day following the Inception Date, the Exposure Fee will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

Financing Rate:	On any LIBOR Business Day, the Financing Rate will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 1.00% (100 basis points).
Reference Rate:	The Reference Rate on any Quarterly Reference Date will be equal to the 3-Month USD LIBOR, which is the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on such Quarterly Reference Date. If such rate does not appear on such page at such time on the relevant Quarterly Reference Date as described above, the Reference Rate for such date will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the Reference Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Reference Rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period of three months commencing as of such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the Reference Rate for that date will be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonable manner). See “Determination of the 3-Month USD LIBOR” and “Risk Factors—Uncertainty about the future of LIBOR may adversely affect the return on your ETNs and the price at which you can sell your ETNs.”
Day Count Fraction:	On any ETN Business Day, the Day Count Fraction will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.
Quarterly Reference Date:	The first Quarterly Reference Date will be the Inception Date. Following the Inception Date, the Quarterly Reference Date will be on each January 1st, April 1st, July 1st and October 1st, beginning on July 1, 2018, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.
Rebalance Event:

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value and no Acceleration Event has occurred on such day (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

(Key Terms continued on next page)

Quarterly Rebalance Calculation Date:	Following the Inception Date, a Quarterly Rebalance Calculation Date will occur on the Trading Day immediately preceding each Quarterly Reference Date.
Rebalance Fee:	On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.
Rebalance Rate:	On any Rebalance Date, the Rebalance Rate will equal 0.05%.
Early Redemption:

Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) on any Trading Day through and including May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) to have us redeem your ETNs, in whole or in part. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Accelerated Valuation Date in the case of an Optional Acceleration.

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Early Redemption Amount you will receive for each ETN will be based on the Closing Indicative Value of the ETNs on the applicable Early Redemption Valuation Date, you will not know the Early Redemption Amount at the time you submit your Redemption Notice and will bear the risk that your ETNs will decline in value between the time of such submission and the time at which the Early Redemption Amount is determined.

Early Redemption Amount:

A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge on the applicable Early Redemption Valuation Date, calculated by the Calculation Agent.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Early Redemption Amount be less than zero.

Early Redemption Valuation Date:	If your Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.
Early Redemption Date***:	The second Business Day following an Early Redemption Valuation Date.
Early Redemption Charge:	If you elect to have Credit Suisse redeem your ETNs, an Early Redemption Charge per ETN equal to the product of (i) 0.10% times (ii) the Closing Level of the Index on the applicable Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day will apply.
Acceleration at Our Option or Upon Acceleration Event:

On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”).

In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the issued and outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).

(Key Terms continued on next page)

We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. If we have provided a notice of an Optional Acceleration but an Acceleration Event occurs on any Trading Day prior to the first scheduled Trading Day in the Accelerated Valuation Period for such Optional Acceleration, our notice of Optional Acceleration will be deemed to be void and the ETNs will be subject to an Automatic Acceleration.

Accelerated Redemption Amount:

If the ETNs are accelerated pursuant to an Optional Acceleration, you will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If the ETNs are accelerated pursuant to an Automatic Acceleration, you will receive a cash payment on the Acceleration Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the Accelerated Valuation Date minus (2) the Acceleration Fee on the Accelerated Valuation Date, calculated by the Calculation Agent.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Accelerated Redemption Amount be less than zero.

Accelerated Valuation Period:	In the case of an Optional Acceleration, the Accelerated Valuation Period shall be the five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least three (3) calendar days after the date on which we give notice of such Optional Acceleration.
Accelerated Valuation Date:

In the case of an Optional Acceleration, the Accelerated Valuation Date will be the last Trading Day in the Accelerated Valuation Period.

In the case of an Automatic Acceleration, the Accelerated Valuation Date will be the Trading Day immediately following the Trading Day on which the Acceleration Event occurs.

Acceleration Date:	The third Business Day following the Accelerated Valuation Date.
Acceleration Event:	An Acceleration Event will occur if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value.
Acceleration Fee:	Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.10% times (2) the Closing Level of the Index on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.
Redemption Amount:	The Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount, as applicable.
Secondary Market:	The ETNs are currently listed on NYSE Arca under the ticker symbol “FEUL”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.
Trading Day:	A day which is (i) an Index Business Day and (ii) an ETN Business Day.
Observation Trading Hours:	On any Trading Day, the time period from and including 9:30 a.m. New York City time to and including 4:00 p.m. New York City time.
Index Business Day:	Any day on which the level of the Index is calculated and published.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and the NASDAQ exchange.
LIBOR Business Day:	Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

TABLE OF CONTENTS

SUMMARY	PS-3
HYPOTHETICAL EXAMPLES	PS-22
RISK FACTORS	PS-28
THE INDEX	PS-47
DESCRIPTION OF THE ETNS	PS-51
SPECIFIC TERMS OF THE ETNS	PS-54
CLEARANCE AND SETTLEMENT	PS-66
SUPPLEMENTAL USE OF PROCEEDS AND HEDGING	PS-66
Material U.S. Federal Income Tax Considerations	PS-67
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	PS-71
ERISA CONSIDERATIONS	PS-73
LEGAL MATTERS	PS-75
ANNEX A	A-1

You should read this pricing supplement together with the accompanying prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates, and supersedes pricing supplement No. ETN-22/A dated May 15, 2018 in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-22/A2 and in the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and prospectus dated June 30, 2017:

https://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement , “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i)      a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)      a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The ETNs are currently listed on NYSE Arca under the ticker symbol “FEUL”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the EEA.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 30, 2017, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 30, 2017.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the STOXX® Europe 50 USD (Gross Return) Index (the “Index”) on a leveraged basis. The ETNs seek to approximate the return that might be available through a leveraged “long” investment strategy in the components of the Index. A leveraged “long” investment strategy involves the practice of borrowing money from a third-party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third-party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged investment strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third-party lender over the term of the loan.

The ETNs seek to replicate a quarterly compounded leveraged “long” investment strategy on the Index. The ETNs have a Leverage Factor of 2.0, but the ETNs’ effective leverage at any given time will vary with changes in the Indicative Value of the ETNs since the most recent Rebalance Event. The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the performance of the Index, subject to any additional resetting based on the Closing Indicative Value, but any return on the ETNs over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index and application of the ETN Fees.

The “Index Units” represent an investor’s exposure to movements in the Index. On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date. Each Day, the Index Units are multiplied by the change in the level of the Index to generate that day’s “Index Amount”. Fees are also assessed on the ETNs, and include the Exposure Fee, the Investor Fee and the Rebalance Fee. The previous day’s Closing Indicative Value, plus the Index Amount, less the ETN Fees, equals the current day’s Indicative Value.

During the term of your ETNs, the formula that determines the amount payable on your ETNs will reduce the amount of your return (or increase your loss) on the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount through the application of the ETN Fees. The Exposure Fee is applied to the leveraged exposure of the ETNs and represents, among other things, financing charges for the benefit of Credit Suisse. In order to mitigate the risk to Credit Suisse that the value of the ETNs is not sufficient to repay the principal and interest of the notional loan, an automatic early acceleration of the ETNs will occur if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value. An Acceleration Fee will apply in the case of an Automatic Acceleration, as provided for under the “Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount and are fully exposed to any decline in the Index on a leveraged basis. For a description of how the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price higher or lower than the stated principal amount, based on the Closing Indicative Value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Rebalanced Indicative Value, the Intraday Indicative Value and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs.”

An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the performance of the Index, subject to any additional resetting based on the Closing Indicative Value, but any return on the ETNs over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The Index is composed of the equity securities of 50 “blue-chip” European companies by free-float market capitalization (each, an “Index Component”) selected from within the STOXX® Europe 600 Index (the “Parent Index”). The Parent Index contains the 600 largest companies traded on the major exchanges of 17 European countries: Austria, Belgium, Czech Republic, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the

Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Index is calculated, maintained and published by STOXX Limited (the “Index Sponsor”), which launched the Index on March 27, 2012. The Closing Level of the Index on any ETN Business Day will be the official closing level of the Index published on Bloomberg under the ticker symbol “SX5PGV <Index>.” As of the date of this pricing supplement, the intraday level of the Index is reported on Bloomberg under the ticker symbol “SX5PGV <Index>” between 3:00 a.m., New York City time and approximately 11:50 a.m., New York City time on each Index Business Day, each such time subject to adjustment for daylight saving time, as applicable.

Will I receive interest on the ETNs?

You will not receive any interest payments on your ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough to offset the effect of the ETN Fees, are willing to lose some or all of their initial investment.

How will the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on May 11, 2028 (the “Maturity Date”), or on the Maturity Date as extended, as described herein, in each case subject to postponement if such date is not a Business Day or in the event of a Market Disruption Event as described in “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, on the Maturity Date you will receive for each ETN a cash payment equal to the arithmetic average, as determined on the Final Valuation Date by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Final Valuation Period. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

The “Closing Indicative Value” for the ETNs on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date. See “Description of the ETNs” in this pricing supplement.

The “Intraday Indicative Value” of the ETNs will be calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. Because live Index values are not published after approximately 11:50 a.m. New York City time, subject to adjustment for daylight saving time, as applicable, the Indicative Value is not expected to change and will likely remain static after such time.

If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday

Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Intraday Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. See “Description of the ETNs.”

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined.

The “Index Amount” for the ETNs on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 1.00% times (3) the Day Count Fraction.

The “Exposure Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction. The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 1.00% (100 basis points). The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360. The first “Quarterly Reference Date” will be the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st, and October 1st, beginning on July 1, 2018, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.

The “Reference Rate” on any Quarterly Reference Date will be equal to the 3-Month USD LIBOR, which is the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on such Quarterly Reference Date. If such rate does not appear on such page at such time on the relevant Quarterly Reference Date as described above, the Reference Rate for such date will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the Reference Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Reference Rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period of three months commencing as of such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the Reference Rate for that date will be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonable manner). See “Determination of the 3-Month USD LIBOR” below and “Risk Factors—Uncertainty about the future of LIBOR may adversely affect the return on your ETNs and the price at which you can sell your ETNs.”

The ETNs do not guarantee any return of your initial investment. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment.

See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

The “Closing Level of the Index” on any ETN Business Day will be the official closing level of the Index published on Bloomberg under the ticker symbol “SX5PGV <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level of the Index as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Rebalance Event

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value and no Acceleration Event has occurred on such day (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date will equal 0.05%. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

The “Initial Indicative Value” is $100.00, which represents the initial theoretical leveraged investment in the Index. The initial “Rebalanced Indicative Value” will be the Initial Indicative Value; thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) on any Trading Day through and including May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) to have us redeem your ETNs, in whole or in part. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Accelerated Valuation Date in the case of an Optional Acceleration. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.

If your Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs—Procedures for Early Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the second Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge on the applicable Early Redemption Valuation Date, calculated by the Calculation Agent. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Early Redemption Amount be less than zero.

The “Early Redemption Charge” per ETN will equal the product of (i) 0.10% times (ii) the Closing Level of the Index on the applicable Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Payment Upon Acceleration

On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the issued and outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). An Acceleration Event will occur if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value. Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.10% times (2) the Closing Level of the Index on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

If the ETNs are accelerated pursuant to an Optional Acceleration, you will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If the ETNs are accelerated pursuant to an Automatic Acceleration, you will receive a cash payment on the Acceleration Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the Accelerated Valuation Date minus (2) the Acceleration Fee on the Accelerated Valuation Date, calculated by the Calculation Agent.

The cash payment received pursuant to either an Optional Acceleration or an Automatic Acceleration, if any, is referred to as the “Accelerated Redemption Amount” and will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”). In no event will the Accelerated Redemption Amount be less than zero.

In the case of an Optional Acceleration, the “Accelerated Valuation Period” shall be the five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least three (3) calendar days after the date on which we give notice of such Optional Acceleration and the “Accelerated Valuation Date” will be the last Trading Day in the Accelerated Valuation Period. In the case of an Automatic Acceleration, the Accelerated Valuation Date will be the Trading Day immediately following the Trading Day on which the Acceleration Event occurs.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your Payment at Maturity or payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The Initial Indicative Value was determined on the Inception Date. The Initial Indicative Value, Intraday Indicative Value, Closing Indicative Value, Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity are not the same as the trading price, which is the price at which you may be able to sell your ETNs in the secondary market. The Closing Indicative Value will be calculated and published by the IV Calculation Agent on each Trading Day under the Bloomberg ticker symbol “FEULIV” and under the Yahoo! Finance ticker symbol “^FEUL-IV”. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value is not expected to change during hours when live Index values are not being published and will likely remain static during such time. The trading price of the ETNs in the secondary market is available under the ticker symbol “FEUL” and reflects the last reported trading price of the ETNs, regardless of the date and time of such trading price.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of day economic value of the ETNs.

The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date.

The Closing Indicative Value on any ETN Business Day is based on the Closing Level of the Index on that ETN Business Day. The Closing Level of the Index on each ETN Business Day is determined based on the closing prices of the Index Components on such day and is typically published shortly after 4:30 p.m., London time. Accordingly, the Closing Indicative Value will be published at or around 4:50 p.m., London time, which corresponds to approximately 11:50 a.m., New York City time, subject to adjustment for day light saving time, as applicable. Therefore, the Closing Indicative Value will be determined several hours before the close of trading for the ETNs on NYSE Arca at 4:00 p.m., New York City time.

See “How will the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The Intraday Indicative Value for the ETNs is designed to approximate the economic value of the ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. Because live Index values are not published after approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable, the Indicative Value is not expected to change and will likely remain static after such time.

If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date.

The Intraday Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined.

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The IV Calculation Agent is responsible for computing and disseminating the Intraday Indicative Value.

Indicative Value

The Indicative Value for the ETNs is the Closing Indicative Value or the Intraday Indicative Value, as applicable. The Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FEULIV” and the Yahoo! Finance symbol “^FEUL-IV”.

The Indicative Value for the ETNs is designed to reflect the economic value of the ETNs at a given time. The Indicative Value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market at any time may vary significantly from their Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined.

Investors can compare the trading price (if such concurrent trading price is available) of the ETNs against the Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs. Investors are cautioned that paying a premium purchase price over the Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration. It is also possible that the ETNs will trade in the secondary market at a discount below the Indicative Value and that investors would receive less than the Indicative Value if they had to sell their ETNs in the market at such time.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. The trading price of the ETNs at any time will also vary significantly from their Indicative Value during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their Indicative Value.

See “Risk Factors—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge on the applicable Early Redemption Valuation Date, calculated by the Calculation Agent. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Early Redemption Amount be less than zero.

See “How will the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Accelerated Redemption Amount

On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the issued and outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). If the ETNs are accelerated pursuant to an Optional Acceleration, you will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If the ETNs are accelerated pursuant to an Automatic Acceleration, you will receive a cash payment on the Acceleration Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the Accelerated Valuation Date minus (2) the Acceleration Fee on the Accelerated Valuation Date, calculated by the Calculation Agent. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Accelerated Redemption Amount be less than zero.

See “How will the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, on the Maturity Date you will receive for each ETN a cash payment equal to the arithmetic average, as determined on the Final Valuation Date by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Final Valuation Period, subject to Market Disruption Events as described herein.

See “How will the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

The ETNs are currently listed on NYSE Arca under the ticker symbol “FEUL”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Indicative Values of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. Paying a premium purchase price over the Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs to Credit Suisse for early redemption?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 10:00 a.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following

Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;

•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Early Redemption Date (the second Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 10:00 a.m., and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will be based on the Closing Indicative Value of the ETNs on the applicable Early Redemption Valuation Date, you will not know the Early Redemption Amount at the time you submit your Redemption Notice and will bear the risk that your ETNs will decline in value between the time of such submission and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the performance of the Index, subject to any additional resetting based on the Closing Indicative Value, but any return on the ETNs over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Potential negative effects of leverage and uncertain repayment of initial investment—The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the Index, reduced by the applicable ETN Fees. As a result, investors will benefit from two times any positive quarterly rebalanced performance of the Index, and will be exposed to two times any negative quarterly rebalanced performance of the Index, in each case reduced by the application of the ETN Fees. The ETNs have a Leverage Factor of 2.0, but the ETNs’ effective leverage at any given time will vary with changes in the Indicative Value of the ETNs since the most recent Rebalance Event. Because your investment in the ETNs is leveraged, any decrease in the level of the Index will result in a significantly greater decrease in the repayment amount than an unleveraged investment and may result in a Payment at Maturity or upon early redemption or acceleration that is less than your original investment. Moreover, if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the ETN Fees, you may receive less than your original investment in the ETNs.
•	Long holding period risk—The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the performance of the Index, subject to any additional resetting based on the Closing Indicative Value, but any return on the ETNs over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a quarterly basis. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

•	The ETN Fees will reduce the amount payable on the ETNs—The fees built into the ETNs will offset any positive performance (and magnify any negative performance) of the Index and reduce the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount. Therefore, if the Index performance is positive, but the increase in the level of the Index is insufficient to offset the applicable ETN Fees, you will have a loss on your investment in the ETNs.
•	Market risk—The return on the ETNs is linked to a leveraged participation in the performance of the Index, which is comprised of equity securities. Equity security prices may change unpredictably, affecting the level of the Index and, consequently, the value of your ETNs in unforeseeable ways. Because the ETNs provide leveraged exposure to the Index, changes in the level of the Index, including intraday changes, will have a greater impact on the value of the ETNs than a similar unleveraged investment.
•	Compounding Risk—Because the ETNs are rebalanced quarterly, you will be exposed to compounding of quarterly returns which impacts the ETNs’ ability to achieve correlation with two times the performance of the Index. As a result, the performance of the ETNs for a period greater than one quarter is likely to be either greater than or less than the Index performance during that period times the Leverage Factor of 2.0, before accounting for applicable ETN Fees. Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. If the level of the Index has declined, you may not recover your initial investment even if the level of the Index increases following a Rebalance Date. In particular, significant negative quarterly performances of your ETNs may not be offset by subsequent positive quarterly performances of equal magnitude. In addition, each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the value of your ETNs.
•	Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on intraday levels and the payment you will receive in such event is subject to a fee—The Index level used to determine whether an Acceleration Event has occurred will be based on intraday levels of the Index. Therefore, because the intraday levels may be less than the Closing Level of the Index, reference to the intraday levels may adversely affect the value of the ETNs, and it is more likely that an Acceleration Event will occur than if such event were based solely on the Closing Level of the Index. Moreover, upon the occurrence of an Acceleration Event, the payment you would receive will be subject to the Acceleration Fee.
•	Your Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount will be reduced by the fees and charges associated with the ETNs—The Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount will be reduced by the Exposure Fee, the Investor Fee, the Rebalance Fee, the Early Redemption Charge and the Acceleration Fee, if applicable. These costs are built into the calculation of the Indicative Value, Early Redemption Amount and Accelerated Redemption Amount of the ETNs, as the case may be. If the level of the Index decreases or does not increase sufficiently to offset the impact of the fees, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment.
•	Credit risk of the Issuer—Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.

•	Risks associated with non-U.S. securities markets—The Index Components are equity securities of non-U.S. companies. Investments in securities linked to the values of such Index Components involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
•	The Index Components are equity securities of non-U.S. companies whose hours of trading may not conform to the hours during which the ETNs are traded—To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the Index or the Index Components that will not be reflected immediately in the price of the ETNs. Similarly, to the extent that the trading market for the ETNs, if any, is open during periods when the primary markets for the Index Components are closed, the Intraday Indicative Value and Closing Indicative Value will be based on the last reported Closing Level of the Index and the absence of last-sale or similar information and the limited availability of quotations will make it difficult for many investors to obtain timely, accurate data about the state of the market for the Index and Index Components. Any periods in which trading markets for the Index, Index Components and ETNs are not open may have an adverse effect on liquidity for the ETNs and related bid-ask spreads.
•	Currency exchange risk—Because the prices of the Index Components are converted into U.S. dollars for the purposes of calculating the value of the Index, the holders of the ETNs will be exposed to currency exchange rate risk with respect to each of the currencies in which such Index Components trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of such Index Components denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Index will be adversely affected and the Payment at Maturity, or payment upon early redemption or an Acceleration Event of the ETNs may be reduced.
•	Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs—It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount, may bear little relation to the historical level of the Index.
•	No interest payments—You will not receive any periodic interest payments on the ETNs.
•	A trading market for the ETNs may not continue over the term of the ETNs—The ETNs are currently listed on NYSE Arca under the ticker symbol “FEUL”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange.
•	The Closing Indicative Value and the Intraday Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value reflects the value of the ETN at the end of the relevant trading day and reflects the performance of the Index, less the Investor Fee, the Exposure Fee and the Rebalance Fee, as applicable. The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. Because there are no reported levels of the Index The Intraday Indicative Value will be calculated and published by the IV Calculation Agent every 15 seconds during the hours on which trading is generally conducted on each ETN Business Day so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. Because live Index values are not published after approximately 11:50 a.m. New York City time, subject to adjustment for daylight saving time, as applicable, the Indicative Value is not expected to change and will likely remain static after such time. If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date.

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time.

•	Paying a premium purchase price over the Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration—Paying a premium purchase price over the Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.
•	The Financing Rate component of the Exposure Fee is currently based upon LIBOR—The Financing Rate component of the Exposure Fee is calculated based upon the Reference Rate of 3-Month USD LIBOR. Because 3-Month USD LIBOR is a floating rate, the Reference Rate will fluctuate. An increase in the 3-Month USD LIBOR in respect of any Quarterly Reference Date will cause the Financing Rate to accrue at a higher rate, which will increase the Exposure Fee and, in turn, will reduce the amount of (and potentially increase your loss on) your Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount. In addition, uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect LIBOR rates during the term of the ETNs, the price at which you can sell your ETNs and your return on the ETNs.
•	Potential conflicts and adverse economic interest—We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as an agent of the Issuer for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make determinations with respect to Rebalance Events, Market Disruption Events, splits and reverse splits of the

ETNs, Reference Rate changes and the replacement of the Index with a Successor Index. In addition, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index or listed or over-the-counter options, futures contracts, swaps or other instruments linked to the Index and certain exchange-traded notes issued by Credit Suisse. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

•	Credit Suisse is subject to Swiss Regulation—As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.
•	Many economic and market factors will affect the value of the ETNs—In addition to the level of the Index on any day, the value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.
•	Requirements upon early redemption—You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require Credit Suisse to redeem your ETNs you will incur an Early Redemption Charge which will reduce the Early Redemption Amount.
•	Your offer for redemption is irrevocable—You will not be able to rescind your offer for redemption after it is confirmed by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse confirms your offer.
•	The ETNs may be accelerated at our option at any time—Credit Suisse may accelerate your ETNs at any time on or after the Inception Date, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.

•	The Maturity Date of the ETNs may be extended at our option—The scheduled Maturity Date is initially May 11, 2028. We may at our option extend the maturity of the ETNs for up to two additional five-year periods.
•	Uncertain tax treatment—No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material U.S. Federal Income Tax Considerations.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid forward contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a leveraged return linked to the performance of the Index and understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your initial investment even if the level of the Index subsequently increases back to its level immediately preceding the most recent Rebalance Event.
•	You are willing to accept the risk of an investment that features an Automatic Acceleration if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or an Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value, which will likely result in a significant or complete loss of your investment.
•	You believe the level of the Index will increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined, and that paying a premium purchase price over the Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration.
•	You are willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-Month USD LIBOR that resets quarterly.
•	You are willing to make an investment on a leveraged basis with an Exposure Fee whose component Financing Rate will fluctuate and may increase significantly during the term of the ETNs.
•	You are willing to actively and frequently monitor your investment in the ETNs.

•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and financial markets generally.
•	You accept the risk that Credit Suisse may accelerate your ETNs at any time.
•	You do not seek current income from this investment.
•	You do not seek a guaranteed return of your initial investment and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the ETN Fees will reduce your return (or increase your loss) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse, as Issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are not willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your initial investment even if the level of the Index subsequently increases back to its level immediately preceding the most recent Rebalance Event.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined, and that paying a premium purchase price over the Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration.
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-Month USD LIBOR that resets quarterly.

•	You are not willing to make an investment on a leveraged basis with an Exposure Fee whose component Financing Rate will fluctuate and may increase significantly during the term of the ETNs.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of your initial investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as Issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the underlying equity securities that comprise the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Any amounts due on your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs.

CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the ETN Fees. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material U.S. Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Rebalance Events, Market Disruption Events, the Reference Rate and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of equity securities included in the Index, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, including certain exchange-traded notes issued by Credit Suisse, or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date or Rebalance Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as its purchase, holding and subsequent disposition of the ETNs is not prohibited under ERISA or the Code or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, a bonus or other compensation which would otherwise not be received) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

HYPOTHETICAL EXAMPLES

Hypothetical Example Illustrating the Effects of Rebalance Events

The table below depicts a hypothetical example of how daily changes in the Closing Level of the Index affect the ETNs’ Closing Indicative Value and other components on a daily basis over the course of a hypothetical quarter consisting of five Trading Days straddling a two-day weekend (the “Hypothetical Quarter”). More particularly, the example below illustrates how a Rebalance Event, arising either on a Deleveraging Calculation Date or on a Quarterly Rebalance Calculation Date, impacts these daily values. The table’s last row sets forth these same values on a cumulative basis, where appropriate, for the entire Hypothetical Quarter. The example further relies on the following assumptions:

•	An Initial Index Level of 1600;
•	An Initial Indicative Value of $100;
•	Initial Index Units of 0.1250;
•	An Investor Fee based on a rate of 1.00%;
•	A Financing Rate equal to 3.30% (which assumes a LIBOR rate of 2.30%, plus the spread of 1.00%) is constant throughout the Period;
•	There is a two-day weekend between Trading Days 1 and 2;
•	A Deleveraging Calculation Date occurs on Trading Day 2, rendering Trading Day 3 a Rebalance Date;
•	A Quarterly Rebalance Calculation Date occurs on Trading Day 4, rendering Trading Day 5 a Rebalance Date; and
•	A Rebalance Rate of 0.05%.

This hypothetical example is provided for purposes of illustration only. It should not be taken as an indication or prediction of future investment results. The figures in this example have been rounded for convenience.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Trading Day	Closing Level	Index Units	Index Amount	Exposure Fee	Investor Fee	Rebalance Fee	Closing Indicative Value	Redemption Amount
Inception Date	1600	0.1250	-	-	-	-	$100.00
1	1760	0.1250	$20.00	$0.0092	$0.0028	$0.0000	$119.99	$119.77
[weekend]	-	-	-	-	-	-	-	-
2	1200	0.1250	-$70.00	$0.0275	$0.0100	$0.0000	$49.95	$49.80
3	1320	0.0833	$15.00	$0.0092	$0.0014	$0.0276	$64.91	$64.75
4	1400	0.0833	$6.66	$0.0061	$0.0018	$0.0000	$71.56	$71.45
5	1600	0.1022	$16.65	$0.0061	$0.0020	$0.0152	$88.19	$88.06
cumulative			-$11.69	$0.0580	$0.0180	$0.0427

Hypothetical Examples Illustrating the Effects of Changes in the Level of the Index, the Financing Rate and the Volatility of the Index

The following examples show how the ETNs perform in hypothetical circumstances over a 16-quarter (four-year) period, with each quarter consisting of 90 calendar days where each such calendar day is a Trading Day (i.e., no weekends or holidays). The information in the examples reflects hypothetical rates of return on the ETNs assuming that they are purchased at the Initial Indicative Value and are redeemed by the holder such that the Early

Redemption Amount is determined on a Quarterly Reference Date (i.e., each Early Redemption Valuation Date is on the first day of a quarter). The Early Redemption Amount is based on the Closing Indicative Value of the ETNs on the applicable Quarterly Reference Date, less the Early Redemption Charge. For simplicity, we have not considered accelerations of any kind. The examples below further assume no Market Disruption Event occurs. Lastly, the hypothetical rates of return shown below do not take into account the effects of any applicable taxes.

In the examples below, we assume the following:

•	An Initial Index Level of 1600;
•	An Initial Indicative Value of $100;
•	Initial Index Units of 0.1250;
•	An Investor Fee based on a rate of 1.00%;
•	The 3-Month USD LIBOR shown in each example is held constant throughout the 16-quarter period;
•	A Financing Rate based on 3-Month USD LIBOR, plus the spread of 1.00%;
•	A Rebalance Rate of 0.05%; and
•	An Early Redemption Charge based on a rate of 0.10%.

These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. No single example can easily capture all the possible influences on the value of your ETNs. The figures in these examples have been rounded for convenience. The actual performance of the ETNs may bear little relation to the returns shown in the hypothetical examples. Your return on the ETNs may be materially worse.

Three of the most important factors that will affect the value of your ETNs are the change in the level of the Index (either up or down), the variable Financing Rate reflected in the Exposure Fee, and the volatility of the Index from quarter to quarter. We therefore provide examples below that reflect different scenarios related to these three factors. Many other factors may affect the value of your ETNs, and these examples are provided for purposes of illustration only. See “Risk Factors—The ETNs may not be suitable for investors with long-term investment objectives” and “—The market value of your ETNs may be influenced by many unpredictable factors.”

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Example 1 - Constant Index Increase and Low Financing Rate. This example further assumes that the Financing Rate is equal to 3.30% (which assumes a LIBOR rate of 2.30%, plus the spread of 1.00%), the level of the Index has increased by 2.00% per quarter from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

Example 2 - Constant Index Decrease and Low Financing Rate. This example further assumes that the Financing Rate is equal to 3.30% (which assumes a LIBOR rate of 2.30%, plus the spread of 1.00%), the level of the Index has decreased by 2.00% per quarter from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

Example 3 - Constant Index Increase and High Financing Rate. This example further assumes that the Financing Rate is equal to 7.00% (which assumes a LIBOR rate of 6.00%, plus the spread of 1.00%), the level of the Index has increased by 2.00% per quarter from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

Example 4 - Constant Index Decrease and High Financing Rate. This example further assumes that the Financing Rate is equal to 7.00% (which assumes a LIBOR rate of 6.00%, plus the spread of 1.00%), the level of the Index has decreased by 2.00% per quarter from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

Example 5 - Volatile Index Increase and Low Financing Rate. This example further assumes that the Financing Rate is equal to 3.30% (which assumes a LIBOR rate of 2.30%, plus the spread of 1.00%), the level of the Index experiences alternating quarterly increases and decreases of 4.00% and 2.00%, respectively, from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

Example 6 - Volatile Index Decrease and Low Financing Rate. This example further assumes that the Financing Rate is equal to 3.30% (which assumes a LIBOR rate of 2.30%, plus the spread of 1.00%), the level of the Index experiences alternating quarterly decreases and increases of 4.00% and 2.00%, respectively, from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

Example 7 - Volatile Index Increase and High Financing Rate. This example further assumes that the Financing Rate is equal to 7.00% (which assumes a LIBOR rate of 6.00%, plus the spread of 1.00%), the level of the Index experiences alternating quarterly increases and decreases of 4.00% and 2.00%, respectively, from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

 Example 8 - Volatile Index Decrease and High Financing Rate. This example further assumes that the Financing Rate is equal to 7.00% (which assumes a LIBOR rate of 6.00%, plus the spread of 1.00%), the level of the Index experiences alternating quarterly decreases and increases of 4.00% and 2.00%, respectively, from the Inception Date to the end of quarter 16 (four years) and there has been no Rebalance Event other than the quarterly Rebalance Events.

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs is based on the leveraged performance of the Index. Investing in the ETNs is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

The ETNs do not have a minimum redemption amount and you may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount and are fully exposed to any decline in the Index on a leveraged basis. You may receive less, and possibly significantly less, at maturity or upon redemption or acceleration than the amount you originally invested. Our cash payment on your ETNs at maturity or upon redemption or acceleration of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the ETN Fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase by an amount sufficient to offset the ETN Fees. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The Indicative Value will be published under the Bloomberg ticker symbol “FEULIV”. The trading price of the ETNs in the secondary market at any time may vary significantly from their Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time.

The Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid offer spreads.

The Index is calculated, maintained and published by STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG. As of the date of this pricing supplement, the intraday level of the Index is reported on Bloomberg under the ticker symbol “SX5PGV <Index>” between 3:00 a.m., New York City time and approximately 11:50 a.m., New York City time on each Index Business Day, each such time subject to adjustment for daylight saving time, as applicable.

The ETNs do not pay interest nor guarantee any return of your initial investment

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon early redemption or acceleration, and you may incur a loss of your initial investment. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index on a leveraged basis, subject to applicable fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment you will receive on the ETNs will be reduced, and possibly significantly reduced, if the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, over the term of the ETNs. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, the Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index

Because your exposure to the Index is leveraged, changes in the level of the Index will have a greater impact on the payout on your ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your Payment at Maturity or upon early redemption or acceleration, and you will suffer losses on your investment in the ETNs substantially greater than you would if the ETNs did not contain a Leverage Factor.

The ETNs do not seek to provide investors a return based on a fixed multiple of the daily performance of the Index. Instead, the ETNs are designed to provide a leveraged exposure to the Index that is compounded on a quarterly basis. The ETNs have a Leverage Factor of 2.0, but the ETNs’ effective leverage at any given time will vary with changes in the Indicative Value of the ETNs since the most recent Rebalance Event. The ETNs include a quarterly rebalancing feature that will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of each Quarterly Reference Date. In addition, the leverage of the ETNs will reset to approximately 2.0 if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value and no Acceleration Event has occurred on such day. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time.

The ETNs may not be suitable for investors with long-term investment objectives

The ETNs are designed to achieve their stated investment objective on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their performance over longer periods of time can differ significantly from their stated quarterly objective because the relationship between the level of the Index and the Closing Indicative Value of the ETNs will diverge as the length of an investor’s holding period increases. The ETNs are not long-term substitutes for long and/or short positions in the index components underlying the Index.

Investors should carefully consider whether the ETNs are appropriate for their investment portfolio. As discussed above, because the ETNs are meant to provide leveraged exposure that is reset periodically, their performance over quarters or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses even if the long-term performance of the Index is positive. It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time. You should proceed with extreme caution in considering an investment in the ETNs.

The ETNs seek to provide a leveraged return based on the performance of the Index, less the ETN Fees. The ETNs do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index over any particular period of time. The ETNs rebalance their notional exposure to the Index both on a quarterly basis, increasing exposure in response to that quarter’s gains or reducing exposure in response to that quarter’s losses, as well as deleveraging in the event the level of the Index declines below 60% of the most recent Rebalanced Indicative Value.

This periodic rebalancing will impair the performance of the ETNs if the Index experiences volatility from quarter to quarter or significant declines during any quarterly period and such performance will be dependent on the path of quarterly returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the Index is flat. The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure. The ETNs may not be appropriate for investors who intend to hold positions in an attempt to generate returns over longer periods of time.

In addition, quarterly rebalancing will result in leverage relative to the ETN Closing Indicative Value that may be greater or less than the stated Leverage Factor if the ETN Closing Indicative Value has changed since the beginning of the quarter in which you purchase the ETNs.

The leveraged exposure to the Index will fluctuate during the term of your ETNs due to the effect of quarterly compounding

The ETNs do not seek to keep a constant ratio between the value of each ETN and the exposure to the Index. Because the ETNs are rebalanced quarterly, you will be exposed to compounding of quarterly returns which impacts the ETNs’ ability to achieve correlation with two times the performance of the Index. As a result, the performance of the ETNs for a period greater than one quarter is likely to be either greater than or less than the Index performance during that period times the Leverage Factor of 2.0, before accounting for applicable ETN Fees.

Each Rebalance Event, which may occur multiple times throughout the term of the ETNs, will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. If the level of the Index has declined prior to the Rebalance Trigger Date, the Rebalance Event will decrease the Index Units, which will decrease your exposure. As a result, an increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This means that you may not recover your initial investment even if the level of the Index were to increase back to the Initial Index Level (or the level of the Index on the previous Rebalance Trigger Date). In particular, significant negative quarterly performances of your ETNs may not be offset by subsequent positive quarterly performances of equal magnitude. If the level of the Index has increased prior to the Rebalance Trigger Date, the Rebalance Event may increase the Index Units, which would increase your exposure. As a result, a decrease in the level of the Index will have a greater negative effect on the value of your ETNs relative to before the Rebalance Event. This means that you would suffer a loss if the level of the Index were to decrease back to the Initial Index Level (or the level of the Index on the previous Rebalance Trigger Date).

Each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the amount of (potentially increasing your loss on) your Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

Quarterly rebalancing will impair the performance of the ETNs if the Index experiences volatility from quarter to quarter and such performance will be dependent on the path of quarterly returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the Index is flat.

In addition, the occurrence of a Rebalance Event on a Deleveraging Calculation Date, if any, will have the effect of deleveraging the exposure of the ETNs to the Index. This feature acts to reset the leveraged exposure to the Index to approximately 2.0 on the relevant Rebalance Date (without accounting for changes in the Index level on the rebalancing date). For more information, please see the risk factor “Upon the occurrence of a Rebalance Event on a Deleveraging Calculation Date, the leveraged exposure of the ETNs to the quarterly performance of the Index will be reduced”.

A Rebalance Event on a Deleveraging Calculation Date, which may occur multiple times throughout the term of the ETNs, will have the effect of reducing the leveraged exposure of the ETNs to the Index with the aim of resetting the leveraged exposure to the Index to approximately 2.0 on the relevant Rebalance Date (without accounting for changes in the Index level on the rebalancing date). This means that as of the Rebalance Date after the Deleveraging Calculation Date, a constant percentage increase in the Index level will have a lesser positive effect on the value of the ETNs relative to before the loss rebalancing event. This effect may be magnified if there are multiple Deleveraging Calculation Dates during the term of the ETNs. In addition, each time a Rebalance Event occurs, whether it is quarterly or on a Deleveraging Calculation Date, the ETNs will incur a Rebalance Fee, which will reduce the Indicative Value of the ETNs and, therefore, your Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount.

The ETNs are not suitable for all investors. The ETNs should be purchased only by investors who intend to actively monitor and manage their investments and who understand the effect of seeking leveraged investment results

The ETNs are intended for sophisticated investors. Because your investment in the ETNs is leveraged, changes in the Closing Level of the Index will have a greater impact on the amount payable on your ETNs than if the exposure to the Index were not leveraged. Since this leverage increases the exposure to increases and decreases in the level of the Index, any changes in the Closing Level of the Index will result in a larger change in the amount you will receive in respect of the ETNs. In addition, the ETN Fees will reduce the payment due on the ETNs. If the Index performance is negative, you will suffer a loss on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies. Investing in the ETNs is not equivalent to a direct investment in the Index. The impact of any significant negative performances of the Index on your ETNs may not be offset by any subsequent positive performances of the Index.

The Financing Rate component of the Exposure Fee is applied to the leveraged portion of the exposure to the Index and is based upon a floating rate that may increase significantly during the term of the ETNs

The Financing Rate component of the Exposure Fee is calculated based upon the Reference Rate of 3-Month USD LIBOR. Because 3-Month USD LIBOR is a floating rate, the Reference Rate will fluctuate. The Financing Rate will accrue on the leveraged portion of the ETNs exposure to the Index on each calendar day at a per annum rate equal to 3-Month USD LIBOR set quarterly and will be calculated based upon quarterly compounding. An increase in the 3-Month USD LIBOR in respect of any Quarterly Reference Date will cause the Financing Rate to accrue at a higher rate, which will increase the Exposure Fee and, in turn, will reduce the amount of (and potentially increase your loss on) your Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount. In addition, uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect LIBOR rates during the term of the ETNs, the price at which you can sell your ETNs and your return on the ETNs.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs is based on the performance of the Index, the payment of any amount due on the ETNs, including any Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Your Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount will be reduced by the ETN Fees

The Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount will be reduced by the Exposure Fee, the Investor Fee, the Rebalance Fee, the Early Redemption Charge and the Acceleration Fee, if applicable. These costs are built into the calculation of the Indicative Value, Early Redemption Amount and Accelerated Redemption Amount of the ETNs, as the case may be. If the level of the Index decreases or does not increase sufficiently to offset the impact of the fees, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment.

Changes in the method pursuant to which the LIBOR rates are determined may adversely affect the value of the ETNs

The method by which LIBOR is calculated may change in the future, as a result of governmental actions, actions by the publisher of the applicable floating interest rate or otherwise. We cannot predict whether the method by which LIBOR is calculated will change or what the impact of any change might be. Any of these changes could adversely affect the Exposure Fee and the value of the ETNs.

In particular, LIBOR and other rates that are deemed “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause these “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any of these consequences could adversely affect any securities based on, or linked to, these “benchmarks”. Any of these international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any of these regulations or requirements. These factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks.” The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in adjustment to the terms and conditions, discretionary valuation by the Calculation Agent, or other consequences in relation to securities linked to that “benchmark.” Any of these consequences could adversely affect the daily investor fee and the value of the ETNs.

Uncertainty about the future of LIBOR may adversely affect the return on your ETNs and the price at which you can sell your ETNs

On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR, and it is impossible to predict the effect of any such alternatives on the value of the ETNs. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect LIBOR rates during the term of the ETNs, the price at which you can sell your ETNs and your return on the ETNs.

Conflicts of interest may arise if 3-Month USD LIBOR has been permanently discontinued

If the Calculation Agent determines, in its sole discretion, that 3-Month USD LIBOR for purposes of determining the Reference Rate has been discontinued, then the Calculation Agent shall use for the relevant Quarterly Reference Rate (a) a substitute or successor rate that it has determined in its sole discretion to be the industry-accepted successor rate to the discontinued 3-Month LIBOR rate or (b) if no such industry-accepted successor rate exists as determined by the Calculation Agent in its sole discretion, the most comparable substitute rate to the discontinued 3-Month USD LIBOR as determined by the Calculation Agent in its sole discretion. Furthermore, if the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent may, in its sole discretion, make adjustments to any relevant methodology for calculating such substitute or successor rate, including, but not limited to, any adjustment it determines is needed to make such substitute or successor rate comparable to the discontinued 3-Month USD LIBOR, in a manner that is consistent with industry-accepted practices for such substitute or successor rate for debt obligations such as the ETNs.

Any such determinations that the Calculation Agent may make in accordance with the terms of the ETNs could result in an increase in the Financing Rate, which could adversely affect any payments on the ETNs and the market value of the ETNs. CSi, an affiliate of ours, will act as Calculation Agent for the ETNs, and therefore a conflict of interest may arise due to our economic interests potentially being adverse to your interests as an investor in the ETNs.

The Reference Rate may be determined based on bank offered rates or quotations if 3-Month USD LIBOR is unavailable

If, on a Quarterly Reference Date, the Reference Rate cannot be determined by reference to the Designated LIBOR Page (or any successor page), the Reference Rate for such date will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two of those quotations are provided, the Reference Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Reference Rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period of three months commencing as of such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the Reference Rate for that date will be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonable manner). The Reference Rate determined in this manner may be different from the rate that would have been published on the Designated LIBOR Page and may be different from other published levels, or other estimated levels, of the Reference Rate and may adversely affect the price at which you can sell your ETNs and your return on the ETNs.

Credit Suisse may accelerate the ETNs at any time upon an Optional Acceleration that does not allow for participation in any future performance of the Index after the Accelerated Valuation Date

On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”). Following an Optional Acceleration, you will not benefit from any subsequent increase in the level of the Index after the Accelerated Valuation Date even if such increase occurs prior to the Acceleration Date.

If the ETNs are accelerated pursuant to an Optional Acceleration, you will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

The cash payment received pursuant to an Optional Acceleration, if any, is referred to as the “Accelerated Redemption Amount” and will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”). In no event will the Accelerated Redemption Amount be less than zero. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

The ETNs are subject to acceleration upon an Acceleration Event that does not allow for participation in any future performance of the Index after the Accelerated Valuation Date

The ETNs will be subject to Automatic Acceleration if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or an Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value (an “Acceleration Event”). An Acceleration Fee will apply in the case of an Automatic Acceleration. Following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index after the Accelerated Valuation Date even if such increase occurs prior to the Acceleration Date. Instead, you will receive a payment on the Acceleration Date equal to the Accelerated Redemption Amount as determined on the Accelerated Valuation Date.

In that case, you will receive an Accelerated Redemption Amount that will likely be significantly less than the initial investment amount of your ETNs and could be zero if the Closing Level of the Index declines precipitously as of the applicable Accelerated Valuation Date. You will not be entitled to any further payments after the Acceleration Date, including any Payment at Maturity, even if the Index level increases substantially subsequent to the Accelerated Valuation Date.

In addition, if the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.

Whether an Acceleration Event occurs is based on the Intraday Indicative Value of the ETNs

Whether an Acceleration Event has occurred will be based on the Intraday Indicative Value of the ETNs and, accordingly, intraday levels of the Index. Therefore, because the intraday low levels may be less than the Closing Level of the Index, it is more likely that an Acceleration Event will occur than if the Acceleration Event were based solely on the Closing Indicative Value.

Automatic Acceleration may adversely affect the value of, and the ability to sell or redeem, your ETNs

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) upon the occurrence of an Acceleration Event. An Acceleration Fee will apply in the case of an Automatic Acceleration. The payment you will receive following the acceleration of your ETNs upon an Acceleration Event may be significantly less than the initial investment amount of your ETNs and, if the level of the Index decreases from the occurrence of the Acceleration Event to the time at which the calculation agent determines the Accelerated Redemption Amount, may equal $0. The Automatic Acceleration of the ETNs upon the occurrence of an Acceleration Event may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs.

If an Acceleration Event occurs, your payment on the Acceleration Date may be less than the Intraday Indicative Value at the time of the Acceleration Event

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). After the occurrence of an Acceleration Event, the Accelerated Redemption Amount will be determined on the Accelerated Valuation Date, which is the Trading Day immediately following the Trading Day on which the Acceleration Event occurs. An Acceleration Fee will apply in the case of an Automatic Acceleration. As a result, you may receive a payment following an Acceleration Event that is significantly less than the Intraday Indicative Value at the time of the Acceleration Event. You could lose your entire investment following the occurrence of an Acceleration Event.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are not willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your initial investment even if the level of the Index subsequently increases back to its level immediately preceding the most recent Rebalance Event.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final

Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value.

•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined, and that paying a premium purchase price over the Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration.
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-Month USD LIBOR that resets quarterly.
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee whose component Financing Rate will fluctuate and may increase significantly during the term of the ETNs.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of your initial investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as Issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially May 11, 2028. We may at our option extend the maturity of the ETNs for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs

Because the fees applicable to the ETNs reduce the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your initial investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the ETN Fees, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment. For more information on how the fees affect the value of the ETNs, see “Hypothetical Examples.”

The Exposure Fee may be greater than financing costs that you would incur if you borrowed funds from a third-party

The Exposure Fee includes a variable component that seeks to compensate us for, among other things, providing investors with the potential to receive a leveraged participation in movements in the level of the Index and is intended to include an approximation of the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third-party to invest in the Index. However, there is no guarantee that the Exposure Fee reflects the lowest level of financing costs that may be available to you. If the cumulative effect of the Exposure Fee exceeds the financing costs and any associated fees you would otherwise incur or accrue from borrowing available funds from a third-party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third-party to leverage your investment in such instrument.

The cumulative effect of the ETN Fees may be greater than the charges and fees you would incur in connection with an alternative investment

The price to the public of the ETNs includes the agent’s discounts or commissions and may include transaction costs such as expenses incurred to create, document and market the ETNs and the cost of hedging our risks as Issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the ETNs. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the ETNs (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

The Closing Indicative Value of the ETNs is reduced by the cumulative effect of the ETN Fees, including the Exposure Fee and Investor Fee as well as the Rebalance Fee and Early Redemption Charge and Acceleration Fee, if applicable. See “Your Payment at Maturity, Early Redemption Amount or Accelerated Redemption Amount will be reduced by the ETN Fees” above. If the cumulative effect of the ETN Fees is greater than the charges and fees you may have otherwise incurred or accrued in connection with an alternative investment in the Index or the Index Components over the same term, your return on the ETNs may be less than your return would have been on such alternative investment.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 10,000 ETNs, the Minimum Redemption Amount at one time. In addition, you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 10:00 a.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse confirms your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

You may not request early redemption of your ETNs after May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended)

You may not request early redemption of your ETNs after May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended), which is the final Redemption Notice date. In such case, you will receive any payment due on the scheduled Maturity Date.

An Early Redemption Charge will apply to any payment on the ETNs prior to maturity as a result of your election to have Credit Suisse redeem your ETNs

In connection with any offer by you of your ETNs for redemption, a fee per ETN equal to the product of (i) 0.10% times (ii) the Closing Level of the Index on the applicable Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day will apply. The imposition of this fee will reduce the amount you will receive on an Early Redemption Date.

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 10:00 a.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

An Acceleration Fee will apply to any payment on the ETNs prior to maturity as a result of the occurrence of an Acceleration Event

Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.10% times (2) the Closing Level of the Index on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply. The imposition of this fee will reduce the amount you will receive on an Acceleration Date.

The formula for determining the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount. The Calculation Agent will calculate the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

The occurrence of a Market Disruption Event will affect the calculation of the Index Amount, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Trading Day, the Calculation Agent will determine the Index Amount on such Trading Day using an appropriate Closing Level of the Index for such Trading Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation

Date or the Valuation Date corresponding to an Acceleration Date or an Early Redemption Date is postponed due to a Market Disruption Event or otherwise, the Maturity Date and the Acceleration Date will be postponed until the date three (3) Business Days following such Valuation Date, as postponed, and the Early Redemption Date will be postponed until the date two (2) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two additional five-year periods following the originally scheduled Maturity Date of May 11, 2028.

Risks Relating to the Index

An investment in the ETNs will be subject to risks associated with non-U.S. securities markets

The Index Components have been issued by non-U.S. companies. Investments in securities linked to the values of such Index Components involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of such Index Components may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments. In particular, the Index Components are issued by companies located in Europe. Certain countries and markets in Europe are and have been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict.

Some or all of the foregoing factors may influence the Closing Level of the Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Index based on its historical and retrospective performance. The value of the Index may decrease such that you may not receive any return of your investment.

The Index Components are equity securities of non-U.S. companies whose hours of trading may not conform to the hours during which the ETNs are traded

To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the Index or the Index Components that will not be reflected immediately in the price of the ETNs. Similarly, because the Index is comprised of equity securities which may trade primarily in European markets, certain Index Components may reach their final level for such ETN Business Day before the close of trading on NYSE Arca. To the extent the trading market for the ETNs, if any, is open during periods when the primary markets for the Index Components are closed, the Intraday Indicative Value and Closing Indicative Value will be based on the last reported Closing Level of the Index and the absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the Index and Index Components. As a result, for so long as the ETNs are listed for trading on NYSE Arca, the ETNs may continue to trade in the afternoon on each ETN Business Day for a period of time after the value of certain Index Components has been fixed for that ETN Business Day. Any periods in which trading markets for the Index, Index Components and ETNs are not open may have an adverse effect on liquidity for the ETNs and related bid-ask spreads.

The ETNs will be subject to significant movements in underlying foreign exchange and equity markets outside of the hours during which the ETNs are traded on NYSE Arca

The equity markets on which the Index Components are traded are located in Europe and, therefore, are open for trading in different time zones than that of NYSE Arca. Significant price and currency exchange rate movements may take place in the underlying foreign exchange and equity markets during hours when the ETNs are not traded on NYSE Arca, and those movements may be reflected in the market value of the ETNs when trading of the ETNs commences on NYSE Arca.

An investment in the ETNs will be subject to currency exchange risk

Because the prices of the Index Components are converted into U.S. dollars for the purposes of calculating the value of the Index, the holders of the ETNs will be exposed to currency exchange rate risk with respect to each of the currencies in which such Index Components trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of such Index Components denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Index will be adversely affected and the payment at maturity or upon redemption or an Acceleration Event of the ETNs may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments; and
•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Changes in the volatility of exchange rates, and the correlation between those rates and the value of the Index are likely to affect the market value of the ETNs

The exchange rate between the U.S. dollar and each of the currencies in which the Index Components are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies—the particular currency in which an Index Component is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which such Index Component is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which such Index Component is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which such Index Components are denominated refers to the size and frequency of changes in that exchange rate.

Because the Index is calculated, in part, by converting the closing prices of such Index Components into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which such Index Components are denominated could affect the market value of the ETNs and the payment you receive at maturity or upon early redemption or acceleration.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which such Index Components are denominated and the value of the Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of the Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which such Index Components are denominated and the percentage changes in the value of the Index could affect the value of your ETNs and the payment you receive at maturity or upon early redemption or acceleration.

You will not have any rights in any of the underlying equity securities that comprise the Index

An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Any amounts due on your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

The return on your ETNs will not reflect the return you would realize if you actually invested in the Index Components included in the Index, or exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of such assets or instruments have.

Equity security prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

Stock markets can be volatile and equity security prices can change substantially. Equity security prices may rise or fall because of changes in the broad market or changes in an equity security’s issuer financial condition, sometimes rapidly or unpredictably. Equity security prices can be adversely affected by poor management on the part of the equity security’s issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. In addition, movements in financial markets may adversely affect an equity security’s price, regardless of how well the company performs. Equity security prices are subject to “stock market risk” meaning that equity prices in general may decline over short or extended periods of time.

The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index

Publication of the Index began on March 27, 2012. Accordingly, the Index has limited historical data, and retrospective performance of the Index may not be representative of the Index’s potential performance under other market conditions. Because the Index has limited performance history, an investment in the ETNs may involve a greater risk than an investment in a financial product linked to one or more indices with a longer record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s proprietary methodology as the basis for an investment decision. Any back-tested or historical performance of the Index is not an indication of how the Index will perform in the future.

Index levels prior to March 27, 2012 represent the retrospective performance of the Index, had it existed at the relevant time, based on certain data, assumptions and estimates, not all of which may be specified herein. These data, assumptions and estimates may be different from those that someone else might use to retrospectively calculate the Index levels. No information presented on the prior performance of the Index, whether actual or retrospectively calculated, should be relied on as an indicator of the future performance of the Index. It is impossible to know whether the level of the Index will rise or fall in the future.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date(s)

If the Index does not increase by an amount sufficient to offset the effect of the ETN Fees between the relevant date of your initial investment and the applicable Valuation Date(s), we will pay you less than your initial investment amount of the ETNs. This will be true even if the level of the Index as of some date or dates prior to the relevant Valuation Date would have been sufficiently high to offset the effect of such fees.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical and retrospective values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

Credit Suisse and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information, which may change over time

We and our affiliates are not affiliated with the Index Sponsor in any way and have no ability to control or predict its actions, including any errors in, or discontinuation of disclosure regarding methods or policies relating to the calculation of the Index in its capacity as the Index Sponsor. The Index Sponsor is not under any obligation to continue to calculate the Index or required to calculate any Successor Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the value of the ETNs or the Payment at Maturity or the Early Redemption Amount. The Calculation Agent may designate a Successor Index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no Successor Index comparable to the Index exists, the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount will be determined by the Calculation Agent in its sole discretion. Substantially all disclosure in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the ETNs, should make your own investigation into the Index and the Index Sponsor. The Index Sponsor has no obligation to consider your interests as a holder of the ETNs.

The policies of the Index Sponsor and changes that affect the Index could affect the payment due on your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the equity securities included in the Index or options or equity securities relating to the Index or the equity securities included in the Index are reflected in the level of the Index could affect the payment due on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the equity securities composing the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the market value of your ETNs. The changing of Index Components may affect the Index, as a newly added equity security may perform significantly better or worse than the Index Component it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of ETNs linked to the Index. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, any Valuation Date in the Accelerated Valuation Period or Final Valuation Period or Early Redemption Valuation Date) or Rebalance Date, as the case may be.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market. The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable. The Closing Indicative Value will never be less than zero. If the Intraday Indicative

Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FEULIV”.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. The trading price of the ETNs at any time will also vary significantly from their Indicative Value during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will also be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop sales of such additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the Minimum Redemption Amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the

ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

Credit Suisse is subject to Swiss Regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical or retrospective performance of the options or equity securities relating to the Index or the historical performance of the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the ETNs in the market may vary materially over time

We sold a portion of the ETNs on the Inception Date and additional ETNs will be issued and sold from time to time through CSSU, an affiliate of ours. We may sell additional ETNs to investors or to dealers from time to time. We cannot predict how much investor demand there will be for the ETNs. We expect the ETNs will be purchased by a single investor, and such investor is expected to hold a substantial majority of the ETNs at any given time during the term of the ETNs. Therefore, if such an investor were to redeem all or a substantial portion of his ETNs at any time, the liquidity of the ETNs in the market may be materially impacted, and under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. Also, if the number of ETNs outstanding is materially reduced at any time due to early redemption it is more likely that we will accelerate the ETNs at our option. In addition, we or an affiliate may hold issued and outstanding ETNs in our inventory for the purpose of lending to broker-dealers and other market participants. Furthermore, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the ETNs in the market could vary materially over the term of the ETNs and can impact our decision to exercise our right to accelerate the ETNs prior to maturity. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

There may not be an active trading market for your ETNs

The ETNs are currently listed on NYSE Arca under the ticker symbol “FEUL”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. A trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on NYSE Arca or any other exchange and the liquidity of the ETNs in the market could vary materially over the term of the ETNs. In addition, under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange.

Risks Relating to Conflicts of Interest and Hedging

There are potential conflicts of interest between you and the Calculation Agent

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the level of the Index is not available or cannot be calculated for any reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the level of the Index or to postpone the relevant Valuation Date or the Maturity Date. The Calculation Agent will exercise its judgment when performing its functions. Since determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such determination.

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no Successor Index. In that case, the Calculation Agent will determine the level of the Index, including any intraday level, and thus the payment due on the ETNs, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index. Any modification to the Index or adjustment to its method of calculation will affect the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment. Additionally, if the intraday level of the Index is not reported by the Index Sponsor, the intraday level of the Index will be determined by the Calculation Agent, which may result in a lower Intraday Indicative Value and increase the likelihood that an Acceleration Event will occur.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity or upon early redemption or acceleration

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including the Redemption Amount, the occurrence and effects of a Rebalance Event or an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs.”

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the equity securities included in the Index, listed or over-the-counter options, equity securities, swaps, or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse, or the equity securities included in the Index and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in the equity securities included in the Index, or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index, or instruments whose returns are linked to the Index, certain exchange-traded notes issued by Credit Suisse or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index and Index Components or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse or the Index Components. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the Index Components and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the Index Components, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

CSi, an affiliate of ours, will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi will make certain calculations and determinations that may impact the value of the ETNs. Among other things, the Calculation Agent calculates the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events, Rebalance Events, Acceleration Events, the Reference Rate and any Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time” above.

Risks Relating to Tax Treatment

The United States federal income tax treatment of the ETNs is uncertain

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material U.S. Federal Income Tax Considerations” in this pricing supplement and also consult your tax advisor as to the tax consequences of investing in the ETNs. By purchasing an ETN, you agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize the ETN for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. Under this characterization of the ETNs, if you are a U.S. holder (as defined below), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding your agreement to treat the ETNs as a pre-paid forward contract with respect to the Index, the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a Notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until redemption or maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

THE INDEX

Except as otherwise noted, all information regarding the STOXX® Europe 50 USD (Gross Return) Index (the “STOXX® Europe 50 Index” or the “Index”) set forth in this pricing supplement reflects the policies of, and is subject to change by, STOXX Limited (“STOXX” or the “Index Sponsor”), a wholly owned subsidiary of Deutsche Börse AG. The Index is calculated, maintained and published by the Index Sponsor. As of the date of this pricing supplement, the intraday level the Index is reported on Bloomberg under the ticker symbol “SX5PGV <Index>” between 3:00 a.m., New York City time and approximately 11:50 a.m., New York City time on each Index Business Day, each such time subject to adjustment for daylight saving time, as applicable. It is also published in The Wall Street Journal and disseminated on the STOXX website, www.stoxx.com. We are not incorporating by reference herein the website or any material included in the website.

The Index provides a representation of the leading publicly traded companies in Europe. It is derived from within the STOXX® Europe 600 Index (the “Parent Index”) which represents the largest companies across 17 countries of the European region: Austria, Belgium, Czech Republic, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Parent Index is divided into 19 supersectors (and the corresponding supersector indices (the “Supersector Indices”)), according to the Industry Classification Benchmark (ICB) and reflects the exposure to a certain sector in terms of free-float market capitalization. These supersectors are: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure; and utilities. The Index is composed of the equity securities of the 50 largest European companies by free-float market capitalization within the Parent Index (each, an “Index Component”). The Index reflects approximately 50% of the free float market capitalization of the STOXX® Europe Total Market Index (TMI), which in turn covers approximately 95% of the free float market capitalization of the represented countries.

Publication of the Index was introduced on March 27, 2012, with a base value of 1,000 as of December 29, 2000.

The information in this section is intended to be a summary of the significant features of the Index and is not a complete description. For a detailed explanation of the methodology underlying the Index and other information about how the Index is maintained, see the “STOXX® Index Methodology Guide (Portfolio Based Indices)”, which is available at http://www.stoxx.com. In connection with any offering of the ETNs, neither we nor any of our agents or dealers have participated in the preparation of the information describing the Index or the Index Components nor have we or they made any due diligence inquiry with respect to the Index Sponsor. Neither we nor any of our agents or dealers makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding the Index or the Index Sponsor.

You, as an investor in the ETNs, should make your own investigation into the Index, the Index Components and the Index Sponsor. The Index Sponsor is not involved in any offer of ETNs in any way and has no obligation to consider your interests as a holder of the ETNs. The Index Sponsor has no obligation to continue to publish the Index and may discontinue or suspend publication of the Index at any time in its sole discretion.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

Information contained on the websites mentioned in this section is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

Composition of the Index

The Index is calculated using the “Laspeyres formula”, which measures price changes against a fixed base quantity weight. The Index is weighted by free-float market capitalization. Each Index Component’s weight is capped at 10% of the Index’s total free-float market capitalization. The weighting cap factors are published on Wednesday two trading days prior to quarterly review implementation using Tuesday’s closing prices. Free-float weights are reviewed quarterly and the Index Components are reviewed annually in September. The review cut-off date is the last trading day of August.

Step 1: Within each of the 19 Supersector Indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Supersector Index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current Index Components are added to the selection list.

Step 2: The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the Index Sponsor’s management board can add stocks to and remove them from the selection list.

Step 3: The largest 40 stocks on the selection list are chosen as Index Components. Any remaining current Index Components ranked by size between 41 and 60 on the selection list are added as Index Components. If the number of stocks selected is still below 50, then the largest remaining stocks on the selection list are added until the Index contains 50 Index Components.

The Index has an index divisor, which is adjusted to maintain the continuity of the Index’s value across changes due to corporate actions such as:

•                     the issuance of dividends;

•                     the occurrence of stock splits;

•                     the stock repurchase by the issuer; and

•                     other reasons.

The Index is a gross return index, which means that that the level of the Index reflects both price performance and dividends. The amount of any dividends is fully reinvested in the Index as a “gross” amount, without any deduction for withholding taxes.

Modifications to the Index or the Parent Index

The Index Sponsor may revise the method of calculating the Index, the Parent Index or other matters as described above. The effect of any such changes is described below under “Specific Terms of the ETNs—Discontinuation or Modification of the Index”. The Index Sponsor or the Calculation Agent may also make determinations relating to market disruption and force majeure events as described below.

If the Index Sponsor determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the level of the Index or the Parent Index based on the closing prices published by the exchange or, if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the primary exchange for each stock in the Index or the Parent Index. If an exchange fails to open due to unforeseen circumstances, the Index or the Parent Index will use the prior day’s closing prices. If all exchanges fail to open, the Index Sponsor may determine not to publish the Index or the Parent Index for that day.

Historical Information

Publication of the Index began on March 27, 2012. Therefore, the Index has limited actual performance history. No actual investment in securities linked to the Index was possible prior to March 27, 2012.

The following graph sets out the retrospectively calculated Closing Levels of the Index from December 29, 2000 to March 26, 2012 and the historical Closing Levels of the Index from March 27, 2012 to September 7, 2018. The Closing Level of the Index on September 7, 2018 was 1,539.61. Because the Index was published beginning only on March 27, 2012, all prior dates reflect the retrospective performance of the Index prior to such date based on historical data. We obtained the below Closing Levels of the Index from Bloomberg, without independent verification. The performance of the Index does not reflect any ETN Fees, which will reduce the amount of the return on the ETNs. See “The Index” for a description of the methodology applicable to the Index.

You should not take the historical levels or retrospectively calculated levels of the Index as an indication of future performance of the Index. Any historical upward or downward trend in the level of the Index during any period set forth in the graph below is not an indication that the Index is more or less likely to increase or decrease during the future. You should refer to “Risk Factors—Risk Factors Relating to the Index—The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index”. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

License Agreement

We have entered into an agreement with STOXX providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Index, which is owned and published by STOXX, in connection with certain securities, including the ETNs.

STOXX and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the Index and the related trademarks for use in connection with the ETNs.

STOXX and its Licensors do not sponsor, endorse, sell or promote the ETNs; recommend that any person invest in the ETNs or any other securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the ETNs; have any responsibility or liability for the administration, management or marketing of the ETNs; or consider the needs of the ETNs or the owners of the ETNs in determining, composing or calculating the Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the ETNs. Specifically, STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: the results to be obtained by the ETNs, the owners of the ETNs or any other person in connection with the use of the Index and the data included in the Index; the accuracy or completeness of the Index and its data; and the merchantability and the fitness for a particular purpose or use of the Index and its data. STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the Index or its data. Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between us and STOXX is solely for our benefit and the benefit of STOXX and not for the benefit of the owners of the ETNs or any other third parties.

DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter equity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. Because live Index values are not published after approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable, the Indicative Value is not expected to change and will likely remain static after such time.

If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date.

The Intraday Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined.

Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The IV Calculation Agent is responsible for computing and disseminating the ETNs’ Indicative Values. Published levels of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.

The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. The trading price of the ETNs at any time will also vary significantly from their Indicative Value during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. The closing price of the ETNs will be published on each Trading Day under the ticker symbol “FEUL”. Any premium may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may submit a Redemption Notice on any Trading Day beginning on May 10, 2018 through May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated May 2, 2028 Early Redemption Valuation Date and an anticipated Early Redemption Date of May 4, 2028 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date two Business Days after the Early Redemption Valuation Date, as extended) to have us redeem your ETNs, in whole or in part. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Accelerated Valuation Date in the case of an Optional Acceleration.

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Early Redemption Amount you will receive for each ETN will be based on the Closing Indicative Value of the ETNs on the applicable Early Redemption Valuation Date, you will not know the Early Redemption Amount at the time you submit your Redemption Notice and will bear the risk that your ETNs will decline in value between the time of such submission and the time at which the Early Redemption Amount is determined.

On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the issued and outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). If the ETNs are accelerated pursuant to an Optional Acceleration, you will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period (the “Accelerated Redemption Amount”).

If the ETNs are accelerated pursuant to an Automatic Acceleration, you will receive a cash payment on the Acceleration Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the Accelerated Valuation Date minus (2) the Acceleration Fee on the Accelerated Valuation Date, calculated by the Calculation Agent.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Accelerated Redemption Amount be less than zero. In the case of an Optional Acceleration, the “Accelerated Valuation Period” shall be the five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least three (3) calendar days after the date on which we give notice of such Optional Acceleration. In the case of an Optional Acceleration, the “Accelerated Valuation Date” will be the last Trading Day in the Accelerated Valuation Period. In the case of an Automatic

Acceleration, the Accelerated Valuation Date will be the Trading Day immediately following the Trading Day on which the Acceleration Event occurs.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”).

The last date on which Credit Suisse will redeem your ETNs at your option will be May 4, 2028 (or, if the maturity of the ETNs is extended, two Business Days after the Early Redemption Valuation Date, as extended). As such, you must offer your ETNs for redemption no later than May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated June 30, 2017 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payments during the term of the ETNs.

Denomination

The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value of the ETNs at that time.

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, on the Maturity Date you will receive for each ETN a cash payment equal to the arithmetic average, as determined on the Final Valuation Date by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Final Valuation Period. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

Maturity Date

If not previously redeemed or accelerated, the ETNs will mature on May 11, 2028, or on the Maturity Date as extended at our option for up to two additional five-year periods, in each case subject to postponement if such date is not a Business Day or in the event of a Market Disruption Event. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

If the Closing Indicative Value is zero, the Payment at Maturity will be zero.

The Closing Indicative Value for the ETNs on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date. The IV Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.

The Closing Indicative Value on any ETN Business Day is based on the Closing Level of the Index on that ETN Business Day. The Closing Level of the Index on each ETN Business Day is determined based on the closing prices of the Index Components on such day and is typically published shortly after 4:30 p.m., London time. Accordingly, the Closing Indicative Value will be published at or around 4:50 p.m., London time, which corresponds to approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable. Therefore, the Closing Indicative Value will be determined several hours before the close of trading for the ETNs on NYSE Arca at 4:00 p.m., New York City time.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The “Closing Level of the Index” on any ETN Business Day will be the official closing level of the Index published on Bloomberg under the ticker symbol “SX5PGV <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level of the Index as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “—Market Disruption Events.”

The “Exposure Fee,” on any ETN Business Day following the Inception Date will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

The Exposure Fee was deemed to be zero on the Inception Date. If the level of the Index decreases or does not increase sufficiently to offset the Exposure Fee, the Investor Fee, the Rebalance Fee, the Early Redemption Charge and the Acceleration Fee, if applicable, over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Exposure Fee affects the overall value of the ETNs.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 1.00% times (3) the Day Count Fraction.

The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 1.00% (100 basis points).

The “Reference Rate” on any Quarterly Reference Date will be equal to the 3-Month USD LIBOR, which is the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on such Quarterly Reference Date. If such rate does not appear on such page at such time on the relevant Quarterly Reference Date as described above, the Reference Rate for such date will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the Reference Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Reference Rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period of three months commencing as of such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the Reference Rate for that date will be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonable manner). See “Determination of the 3-Month USD LIBOR” below and “Risk Factors—Uncertainty about the future of LIBOR may adversely affect the return on your ETNs and the price at which you can sell your ETNs.”

The “Intraday Indicative Value” of the ETNs will be calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. Because live Index values are not published after approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable, the Indicative Value is not expected to change and will likely remain static after such time.

If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and the NASDAQ exchange.

The “Index” means the STOXX® Europe 50 USD (Gross Return) Index.

The “Index Amount” on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Leverage Factor” is set to 2.0.

The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.

An “Index Business Day” is any day on which the level of the Index is calculated and published.

A “LIBOR Business Day” is any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

The first “Quarterly Reference Date” will be the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st and October 1st, beginning on July 1, 2018, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.

A “Trading Day” is a day which is (i) an Index Business Day and (ii) an ETN Business Day.

The “Observation Trading Hours” on any Trading Day is the time period from and including 9:30 a.m. New York City time to and including 4:00 p.m. New York City time.

The ETNs do not guarantee any return of your initial investment. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the ETN Fees affects the overall value of the ETNs.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Determination of the 3-Month USD LIBOR

For the purposes of calculating the Reference Rate, the 3-Month USD LIBOR will be the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

If such rate does not appear on such page at such time on the relevant Quarterly Reference Date as described above, the Reference Rate for such date will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the Reference Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Reference Rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period of three months commencing as of such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the Reference Rate for that date will be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonable manner).

Notwithstanding the foregoing, if the Calculation Agent determines that the 3-Month USD LIBOR for purposes of determining the Reference Rate has been discontinued, then it will determine whether to use a substitute or successor rate for purpose of determining the Reference Rate on each relevant Quarterly Reference Date falling on or after it has determined in its sole discretion (acting in good faith and in a commercially reasonable manner) is most comparable to the existing rate had it not been discontinued, provided that if the Calculation Agent determines there is an appropriate industry-accepted successor rate, the Calculation Agent shall use such successor rate. See “Risk Factors—Uncertainty about the future of LIBOR may adversely affect the return on your ETNs and the price at which you can sell your ETNs.”

If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing (such rate, the “Replacement Rate”), for purposes of determining the Reference Rate, (a) the Calculation Agent shall in its sole discretion (acting in good faith and in a commercially reasonable manner) determine (i) the method for obtaining the Replacement Rate (including any alternative method for determining the Replacement Rate if such substitute or successor rate is unavailable on the relevant Quarterly Reference Date), which method shall be consistent with industry-accepted practices for the Replacement Rate, and (ii) any adjustment factor as may be necessary to make the Replacement Rate comparable to the existing rate had it not been discontinued, consistent with industry-accepted practices for the Replacement Rate; (b) references to the Reference Rate in this pricing supplement shall be deemed to be references to the Replacement Rate, including any alternative method for determining such rate and any adjustment factor as described in sub-clause (a) above; (c) any changes relating to the service or page for the purpose of displaying the Replacement Rate or the time at which such rate is published on such service or page shall be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonably manner).

Rebalance Event

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value and no Acceleration Event has occurred on such day (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date will equal 0.05%. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

The initial “Rebalanced Indicative Value” will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Payment Upon Early Redemption

Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) on any Trading Day through and including May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) to have us redeem your ETNs, in whole or in part. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Accelerated Valuation Date in the case of an Optional Acceleration. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.

You may exercise your early redemption right by causing your broker to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described herein, your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the second Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge on the applicable Early Redemption Valuation Date, calculated by the Calculation Agent. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Early Redemption Amount be less than zero.

The “Early Redemption Charge” per ETN will equal the product of (i) 0.10% times (ii) the Closing Level of the Index on the applicable Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Procedures for Early Redemption

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 10:00 a.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date.

Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Early Redemption Date (the second Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 10:00 a.m., and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will be based on the Closing Indicative Value of the ETNs on the applicable Early Redemption Valuation Date, you will not know the Early Redemption Amount at the time you submit your Redemption Notice and will bear the risk that your ETNs will decline in value between the time of such submission and the time at which the Early Redemption Amount is determined.

Acceleration at Our Option or Upon an Acceleration Event

On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the issued and outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).

If the ETNs are accelerated pursuant to an Optional Acceleration, you will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If the ETNs are accelerated pursuant to an Automatic Acceleration, you will receive a cash payment on the Acceleration Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the Accelerated Valuation Date minus (2) the Acceleration Fee on the Accelerated Valuation Date, calculated by the Calculation Agent.

The cash payment received pursuant to either an Optional Acceleration or an Automatic Acceleration, if any, is referred to as the “Accelerated Redemption Amount” and will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”). In no event will the Accelerated Redemption Amount be less than zero.

In the case of an Optional Acceleration, the “Accelerated Valuation Period” shall be the five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least three (3) calendar days after the date on which we give notice of such Optional Acceleration. In the case of an Optional Acceleration, the “Accelerated Valuation Date” will be the last Trading Day in the Accelerated Valuation Period. In the case of an Automatic Acceleration, the Accelerated Valuation Date will be the Trading Day immediately following the Trading Day on which the Acceleration Event occurs.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”).

If an Acceleration Event occurs, an “Acceleration Fee” equal to the product of (1) 0.10% times (2) the Closing Level of the Index on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” will occur if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

In respect of the Index, a “Market Disruption Event” is:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of Index Components then constituting 20% or more of the level of the Index on the principal exchange on which the Index Components are traded for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on the principal exchange on which the Index Components are traded;
(b)	a breakdown or failure in the price and trade reporting systems of the principal exchange on which the Index Components are traded for the Index as a result of which the reported trading prices for Index Components then constituting 20% or more of the level of the Index during the one-half hour preceding the close of the principal trading session on the principal exchange on which the Index Components are traded are materially inaccurate;
(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in equity securities related to the Index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or
(d)	a decision to permanently discontinue trading in those related equity securities.

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Components or any instrument related to the Index Components or to adjust or unwind all or a material portion of any hedge position in the Index with respect to the ETNs.

For the purpose of determining whether a Market Disruption Event with respect to the Index exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (1) the portion of the level of the Index attributable to that security relative to (2) the overall level of the Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event in respect of the Index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the principal exchange on which the Index Components are traded or the primary exchange or market for trading in equity securities related to the Index;
(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c)	a suspension of trading in equity securities related to the Index by the primary exchange or market for trading in such contracts, if available, by reason of:
•	a price change exceeding limits set by such exchange or market;
•	an imbalance of orders relating to such contracts; or
•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in equity securities related to the Index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which equity securities related to the Index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on a Valuation Date or Rebalance Date, then that Valuation Date or Rebalance Date will be postponed to the first succeeding Trading Day on which the Calculation Agent determines that no Market Disruption Event exists in respect of the Index, unless the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on each of the five Trading Days immediately following the scheduled Valuation Date or Rebalance Date. In that case, (a) the fifth succeeding Trading Day following the scheduled Valuation Date or Rebalance Date will be deemed to be such Valuation Date for the Index, notwithstanding the Market Disruption Event in respect of the Index, and (b) the Calculation Agent will determine the Closing Level of the Index on that deemed Valuation Date or Rebalance Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event in respect of the Index using exchange-traded prices on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising the Index has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the prices that would have prevailed on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed Valuation Date or Rebalance Date, of each component comprising the Index.

If a Market Disruption Event exists in respect of the Index during the Accelerated Valuation Period or Final Valuation Period, (such disrupted date, the “Disrupted Valuation Date”), all of the Valuation Dates that are scheduled to occur on consecutive Trading Days following such Disrupted Valuation Date, if any, will be postponed by the corresponding number of days by which such Disrupted Valuation Date is postponed as a result of such Market Disruption Event.

If the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Final Valuation Date, Valuation Date corresponding to an Early Redemption Date or last scheduled Valuation Date in the Accelerated Valuation Period, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Payment at Maturity (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the equity securities included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the equity securities included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSi”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and/or determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “—Market Disruption Events”), Business Days and Trading Days, the ETN Fees, the intraday level of the Index if not published by the Index Sponsor, the Maturity Date, any Early Redemption Dates, Rebalance Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. The Calculation Agent will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, the occurrence of an Acceleration Event, changes in the Reference Rate, calculation of default amounts and whether a Market Disruption Event or Rebalance Event has occurred, and will have responsibility to make determinations regarding a Trading Day. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

Role of the IV Calculation Agent

We have initially appointed ICE Data Indices, LLC as the IV Calculation Agent. The IV Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and Intraday Indicative Value of the ETNs. See “Description of the ETNs” for more information. We may appoint a different IV Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the equity securities included in the Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps, or other derivative or synthetic instruments relating to the Index or the equity securities included in the Index or other instruments linked to the Index or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date or Rebalance Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the equity securities included in the Index. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the Payment at Maturity, the Early Redemption Amount or the Accelerated Redemption Amount. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

Material U.S. Federal Income Tax Considerations

The following section is a summary of the U.S. federal income tax considerations applicable to the purchase and ownership of ETNs. Except for the discussion under the heading “—Non-U.S. Holders” below, it applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	except as described below under “Unrelated Business Taxable Income”, a tax-exempt organization;
•	a regulated investment company;
•	a partnership or other pass-through entity;
•	a person that owns an ETN as a hedge or that is hedged against interest rate risks;
•	a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or
•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are not a U.S. holder and you are not an entity that is classified as a partnership for U.S. federal income tax purposes.

In the opinion of our counsel, Sullivan & Cromwell LLP, the ETNs should be treated as a pre-paid forward contract with respect to the Index. Pursuant to the terms of the ETNs, you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the ETNs for all U.S. federal income tax purposes in accordance with such characterization. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs. In general, your tax basis in your ETNs will be equal to the price you paid for your ETNs. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year.

No statutory, judicial or administrative authority directly discusses how your ETNs should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the ETNs are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the ETNs should be treated in a manner that differs from that described above. For example, the IRS might assert that your ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. You would recognize gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. In general, your adjusted basis in your ETNs would be equal to the amount you paid for your ETNs, increased by the amount of interest you previously accrued with respect to your ETNs. Any gain you recognize upon the sale, early redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your ETNs as representing ownership of the Index Components for U.S. federal income tax purposes. In such case, you would recognize ordinary income (which may be treated as “qualified dividend income”) in respect of the dividends that are included in the Index (based on the notional amount of the Index that is referenced by your ETNs) and you would recognize capital gain or loss, a portion of which could be short-term capital gain or loss, in respect of a portion of your ETNs each time the Index rebalances or is adjusted.

If the ETNs are treated in the manner described in the preceding paragraph, you would be required to treat amounts attributable to the ETN Fees as amounts of expense. The deduction of any such deemed expenses would generally be miscellaneous itemized deductions that would not be deductible by certain investors. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your ETNs. Under this alternative treatment, you could also be required to recognize amounts of gain or loss over the term of your ETNs as if you had sold a portion of your ETNs to pay the ETN Fees.

Even if you are not treated as owning the Index Components, it is possible that you would be required to (i) currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted and (ii) recognize ordinary income in respect of the dividends that are included in the Index.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your ETNs should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your ETNs.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the ETNs. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis. The Notice also states that the IRS and the Treasury Department are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might apply to such instruments. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs, such guidance could require you to accrue income over the term of the ETNs even though you will not receive any payments with respect to the ETNs until the sale, redemption or maturity of the ETNs.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, legislation was proposed in 2017 that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

Medicare Tax

If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your ETNs, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Unrelated Business Taxable Income

A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs. As noted above, it is possible that the ETNs could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Components. If your ETNs are so treated, a portion of any income or gain that you recognize with respect to your ETNs would be treated as UBTI.

Non-U.S. Holders

As discussed above, in the opinion of our counsel, the ETNs should be treated as a pre-paid forward contract with respect to the Index. If this treatment is respected, and subject to the discussion below regarding Section 871(m) and FATCA, non-U.S. holders of the ETNs should generally not be subject to U.S. federal income or withholding tax in respect of the ETNs unless (i) income, gain or loss from the ETNs is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States or (ii) the non-U.S. holder is an individual who is present in the United States for more than 183 days during the taxable year when gain is realized with respect to the ETNs, and certain other conditions exist.

However, the U.S. federal income tax treatment of the ETNs is uncertain, and alternative treatments of the ETNs are possible. In addition, the IRS has issued a Notice in which it stated that it is considering whether instruments such as the ETNs that are held by non-U.S. investors should be subject to withholding tax. It is accordingly possible that guidance will be issued in the future that will affect the tax treatment of non-U.S. holders of ETNs.

Regulations promulgated under Section 871(m) of the Internal Revenue Code impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities. However, the regulations provide that instruments that reference a “qualified index” when issued generally are not subject to the Section 871(m) withholding tax during the entire term of the instrument. The regulations only apply to a contract that is issued before January 1, 2019 if the contract is a "delta-one" contract (i.e., a contract that provides for "delta-one" exposure to underlying U.S. corporations). Although the matter is not free from doubt, we believe that the ETNs should be treated as delta-one contracts for this purpose.

The Index currently does not include any U.S. equities and therefore the ETNs should not currently be subject to the Section 871(m) withholding tax. Furthermore, even if the Index contains U.S. equities in the future, ETNs that are issued (or deemed issued) in 2018 should not (subject to the discussion below) be subject to the Section 871(m) withholding tax during the entire term of the ETN (assuming the ETN is not deemed to be reissued for tax purposes) because the Index should constitute a "qualified index" at all times during the 2018 calendar year. In addition, we expect that the Index will be a qualified index in future calendar years as long as U.S. equities do not comprise more than 10% of the Index, although there can be no assurance in this regard. However, the Index will not constitute a “qualified index” with respect to a particular non-U.S. holder if it holds a related short position in respect of one or more of the Index Components (other than a short position in the entire Index, or a “de minimis”

short position with respect to Index Components that have a value of 5% or less of the value of the long positions in the Index). If the Index references one or more U.S. equities in the future, withholding agents may require that you certify that you do not hold related short positions in respect of the Index Components in excess of the 5% threshold in order to avoid the imposition of the Section 871(m) withholding tax.

In addition, as described in the accompanying prospectus under “Taxation – Foreign Account Tax Compliance Act”, the ETNs should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements. However, any payments on the ETNs that are subject to Section 871(m) withholding tax will be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements. In addition, if the ETNs are issued (or are deemed reissued for tax purposes) after the applicable FATCA grandfather date, the ETNs will not have grandfathered status and may accordingly be subject to FATCA thereafter. Moreover, the ETNs will all be fungible with each other and withholding agents may therefore be unable to distinguish between ETNs that are subject to FATCA and those that are not subject to FATCA. Accordingly, non-U.S. holders of ETNs should generally assume that withholding agents may treat all of the ETNs as subject to FATCA for all period after the applicable grandfather date.

We will not pay additional amounts with respect to any withholding taxes that are imposed on the ETNs.

Estate Tax. An ETN may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the ETN at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the United States includes only property situated or deemed situated in the United States. Individual non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Information Reporting and Backup Withholding

Please see the discussion under “Taxation— Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the information reporting and backup withholding rules that apply to the ETNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Credit Suisse Securities (USA) LLC (“CSSU”), an affiliate of ours, is the agent for this offering. We sold to an affiliate a portion of the ETNs on the Inception Date and received proceeds equal to 100% of their stated principal amount as of the Inception Date. CSSU may offer and sell the ETNs from time to time as principal to investors and to dealers at a price based on the Indicative Value at the time of sale. At any time we price the sale of the ETNs after the date hereof, we expect to receive proceeds equal to 100% of the Indicative Value of such ETNs at such time, less any commissions paid to CSSU or any other agent. Dealers may in turn offer and sell ETNs to investors at prevailing market prices or at negotiated prices at the time of sale.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the ETN Fees. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the ETN Fees paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any redemptions at the investor’s option. If you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee per ETN equal to the product of (i) 0.10% times (ii) the Closing Level of the Index on the applicable Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

Prohibition of Sales to EEA Retail Investors

The ETNs may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the ETNs offered so as to enable an investor to decide to purchase or subscribe the ETNs.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the entities enumerated in the foregoing paragraphs (a) – (c) each as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan or Non-ERISA Arrangement, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or the Non-ERISA Arrangement, and the provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties and prohibited transactions (or similar restrictions) applicable to the Plan or Non-ERISA Arrangement including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any Similar Law. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code and, if so, what exemptive relief might be available. For example, acquiring ETNs may be deemed a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan and would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

In addition, any purchaser, that is a Plan or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding or disposition of the ETNs that none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” either (a) under Section 3(21)(A)(ii) of ERISA and the regulations thereunder or Section 4975(e)(3)(B) of the Code by reason of the purchaser being, or being represented by, an “independent fiduciary” (within the meaning of paragraph (c)(1)(i) of 29 CFR Section 2510.3-21) who (i) is capable of evaluating investment risk independently, both in general and with respect to transactions related to the ETNs, (ii) understands that the Seller is not undertaking to provide investment advice (impartial or otherwise), or give advice in a fiduciary capacity, in connection with the transaction(s), (iii) understands the nature and extent of the Seller’s financial interests in the transaction(s), and (iv) is responsible for exercising independent judgement in evaluating the transaction(s), provided, however, that, in the event that paragraphs (a) – (g) of the current regulations promulgated under Section 3(21)(A)(ii) are substantially changed, the requirements in this sub-part (a) shall no longer apply and shall be replaced by a deemed representation that no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchase in connection with the securities and the transactions contemplated with respect to the securities), or (b) under Section 3(21)(A)(i) of ERISA and the regulations thereunder or Section 4975(e)(3)(A) of the Code as a result of any exercise by the Seller of any rights in connection with the ETNs. Furthermore, such purchaser recognizes, agrees, and shall be deemed to represent that any communication from the Seller to the purchaser with respect to the ETNs is not investment advice and is rendered in the Seller’s capacity as a seller of such ETNs and not as a fiduciary to such purchaser. Purchasers of the ETNs have exclusive responsibility for ensuring that their purchase, holding, and disposition of the ETNs does not violate the prohibited transaction rules of ERISA, the Code or Similar Law.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent. Sullivan & Cromwell LLP has acted as special tax counsel to the Issuer.

ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re:	Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes due May 11, 2028
Linked to the STOXX® Europe 50 USD (Gross Return) Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated September 12, 2018, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 10,000 ETNs. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date. I also acknowledge that if this Offer for Redemption is received at or after 10:00 a.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day. I understand that no Offer for Redemption will be accepted following notice of acceleration of all of the outstanding ETNs.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re: Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes due May 11, 2028

Linked to the STOXX® Europe 50 USD (Gross Return) Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due May 11, 2028 Linked to the STOXX® Europe 50 USD (Gross Return) Index, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22539U107 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of                                     , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated September 12, 2018 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (10,000 ETNs)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes

due May 11, 2028

Linked to the STOXX® Europe 50 USD (Gross Return) Index

September 12, 2018

Credit Suisse